Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Gina Chapman, Chief Executive Officer of CARGO Therapeutics, Inc. (the “Company”), and Anup Radhakrishnan, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2024	By:	/s/ Gina Chapman
Gina Chapman
Chief Executive Officer
(Principal Executive Officer)

Date: March 21, 2024	By:	/s/ Anup Radhakrishnan
Anup Radhakrishnan
Chief Financial Officer
(Principal Financial Officer)